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                                                                    Exhibit 10.2

                     PAUL, HASTINGS, JANOFSKY & WALKER LLP
                             555 West Flower Street
                         Los Angeles, California 90071
                                 (213) 683-6000

                               December 23, 1997

The Payden & Rygel Investment Group
333 South Grand Avenue, 32nd Floor
Los Angeles, California 90071

Ladies and Gentlemen:

        We have acted as counsel to the Payden & Rygel Investment Group, a Massachusetts business trust (the "Group"), in connection with the issuance of an indefinite number of shares of beneficial interest ("Shares") in the following series of the Group in a public offering pursuant to a Registration Statement on Form N-1A (Registration No. 33-20899), as amended, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"): Limited Maturity Fund, Short Bond Fund, U.S. Treasury Fund, Intermediate Bond Fund, Investment Quality Bond Fund, Total Return Fund, Short Duration Tax Exempt Fund, Tax Exempt Bond Fund, Growth & Income Fund, Market Return Fund, Global Short Bond Fund, Global Fixed Income Fund, International Bond Fund, Global Balanced Fund, European Growth & Income Fund, International Equity Fund, Value Stock Fund, and Growth Stock Fund.

        In our capacity as counsel for the Trust, we have examined the Master Trust Agreement of the Trust dated January 22, 1992, as amended, the bylaws of the Trust, as amended, originals or copies or actions of the Trustees as furnished to us by the Trust, certificates of public officials, statures and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

        Based upon our examination as aforesaid, we are of the opinion that the shares are duly authorized and, when purchased and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.


        We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP